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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 1st day of April, 1999, by and between WHIRLWIND VENTURES, INC., a Florida corporation, (the "Company"), and ROBERT DEROSE (the "Executive").

                                  WITNESSETH:

          WHEREAS, the Company desires to employ the Executive and to enter an agreement embodying the terms of such employment and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and conditions hereinafter set forth; and

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Employment.
          ----------

          The Company agrees to employ the Executive during the Term specified in Paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

     2.   Term.
          ----

          The Executive's employment by the Company shall be for a term (the "Term") commencing on April 1, 1999 and expiring on the earlier of (i) September 1, 2001; (ii) the death of the Executive, and (iii) the close of business on the date the Executive's employment terminates pursuant to Paragraph 6 below. The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination."

     3.   Duties and Responsibilities.
          ---------------------------

          (a) During the Term, the Executive shall have the positions of Chairman of the Board and Chief Executive Officer of the Company. The Executive shall report, directly to the Board of Directors of the Company (the "Board") at such times and in such detail as it shall reasonably require.

          (b) The Executive shall have all of the powers, duties and responsibilities customary to his offices, as are reasonably necessary to the operations of the Company and its subsidiaries and as may be assigned to him from time to time by or under authority of the Board consistent with his positions as designated in subparagraph 3(a) above. Without limiting the foregoing, the Executive shall be responsible for the general overall management of the Company and its subsidiaries and identifying suitable acquisition opportunities and proposing such acquisition opportunities to the Board. They day-to-day operations of the Company shall

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be overseen by a Chief Operating Officer selected by the Executive and engaged by the Company. The Executive shall be furnished with such facilities and services as are suitable to his position and adequate for the performance of his duties. It is the intention of the parties that the Executive shall be elected to and serve as a member of the Board, subject to the approval of the Company's shareholders, so long as he continues to be employed by the Company, or if no longer employed, owns five (5%) percent of the outstanding voting shares of the Company.

          (c) The Executive agrees to devote his best efforts and not less than seventy-five (75%) percent of his business time, skill, attention and energies as are necessary to the performance of his duties and responsibilities under this Agreement. Nothing herein shall preclude the Executive from (i) engaging in charitable, civil or religious, and other family members' business activities and (ii) managing his personal investments and affairs, or serving on advisory boards or boards of directors of other entities, provided that such activities set forth in clauses (i) and (ii) above (individually or collectively) do not adversely interfere with the performance of his duties or responsibilities under this Agreement. The Company hereby acknowledges that the Executive has informed it that the Executive currently has a Consulting Agreement with his former employer, The Educational Funding Company LLC, doing business as "American Express Educational Loans," through calendar year 1999, wherein the Executive has the obligation to spend up to twenty (20%) percent of the Executive's time providing consulting services to the former employer unrelated to the business activities of the Company.

          (d) Initially, the Executive's services hereunder shall be performed at the headquarters of the Company located in San Diego, California.

     4.   Compensation.
          ------------

          Commencing on April 1, 1999, as compensation for all of his services hereunder, the Company shall pay the Executive an annualized base salary (the "Base Salary") of One Hundred Fifty Thousand Dollars ($150,000.00) payable monthly in the amount of Twelve Thousand Five Hundred Dollars ($12,500.00). The Base Salary shall be paid in accordance with the Company's normal payroll practices.

     5.   Expenses; Fringe Benefits.
          -------------------------

          (a) The Company agrees to pay or to reimburse the Executive for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require. Reimbursable business expenses shall include travel to and from Los Angeles, California, first class air fare for any business-related air travel more than three hundred (300) miles from San Diego, California and first class accommodations for any business-related travel outside San Diego, California. The Company agrees to provide the Executive with an office in San Diego, California and to staff such office at the Company's expense with an employee acceptable to the Executive, or such other employees required by the Executive from time to time.

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          (b) The Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under all welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, any medical, dental, hospitalization, disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance.

          (c) The Executive (i) shall be entitled to participate in all retirement plans and programs made available to the Company's senior level executives or to its employees generally as such plans and programs may be in effect from time to time, including without limitation, any pension, profit sharing or savings plan, (ii) shall be entitled to receive fringe benefits and perquisites made available to the Company's senior level executives in accordance with the programs and practices of the Company as from time to time in effect, and (iii) without duplication of any benefit specifically provided to the Executive in this Agreement, shall be eligible to participate in all executive compensation programs maintained by the Company for its senior level executives, including without limitation, any deferred compensation plan, stock option, cash incentive or other bonus plans, subject in each case to the generally applicable terms and conditions of such plans and programs and to the discretion and determination of the person or committee administering such plan or program.

          (d) The Executive shall be entitled to two (2) weeks paid vacation during each calendar year of the Term, to be taken at such time(s) as shall not, in the reasonable judgment of the Board, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect generally for its senior level executives.

     6.   Termination
          -----------

          (a) The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" shall mean and be limited to (i) the demonstrated continued failure by the Executive materially to perform his duties under this Agreement (other than by reason of his Disability, as defined in Paragraph 6(d) below) or the commission in bad faith by the Executive of any act which materially injures the Company, and which in either case is not remedied within thirty (30) days after receipt of written notice from the Company stating in detail the particular act or failures that constitute the grounds on which the termination for cause is based; (ii) the commission by the Executive in the course of his employment of an act which constitutes fraud, embezzlement or theft against the Company; or (iii) the conviction of the Executive of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company.

          (b) The Executive shall be entitled to terminate his employment for "Good Reason" at any time during the Term by written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean: (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 3 above; (ii) the Company's requiring the Executive to be based at any office or location other than an office located in San Diego, California at any time after ninety (90) days from the date of this Agreement; or (iii) the failure of the Company to raise the necessary funds

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and/or capital for internal growth and cash flow needs of the Company and the capital required to complete the acquisitions sought by the Executive and approved by the Board.

          (c) In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially in the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "Disability") and the Executive shall fail to perform such duties for periods aggregating sixty (60) days, whether or not continuous, in any continuous period of one hundred eighty (180) days, the Company shall have the right to terminate the Executive's employment hereunder as of the end of any calendar month during the continuance of such Disability upon not less than thirty (30) days' prior written notice to him. In addition, if at any time a Board certified licensed physician in the State of California selected by the Board and reasonably satisfactory to the Executive or his personal representative determines that the Executive has incurred a Disability that in all likelihood would continue for the period that would permit the Company to terminate the Executive's employment under this Subparagraph 6(d), the Company may terminate the Executive's employment hereunder upon written notice to him. Such notice shall be accompanied by the written determination of such physician indicating the basis for his or her determination.

     7.   Obligations of the Company Upon Termination of Employment.
          ---------------------------------------------------------

          (a) In the event the Executive's employment is terminated without cause, the Executive, his estate or his beneficiaries, as the case may be, shall be entitled to:

              (i)   Base Salary for eighteen (18) months after such termination;

              (ii) the balance of any unpaid amounts due under Paragraph 4 above;

              (iii) continued participation for twelve (12) months after the Date of Termination in all medical, dental, hospitalization, life and disability insurance coverage and in other employee benefit plans or programs in which he was participating on the Date of Termination and at the expense of the Company.

          (b) In the event the Company terminates the Executive's employment for cause, he shall be entitled to Base Salary for a period of ninety (90) days following the Date of Termination, including the benefits set forth in Subparagraph 7(a)(iii) above, and applicable COBRA benefits.

          (c) In the event the Executive terminates his employment with the Company pursuant to the provisions of clause (iii) in Subparagraph 6(b) above, the Executive shall be entitled to receive those benefits set forth in Subparagraphs 7(a)(i) through (iii) above.

     8.   Confidential Information and Non-Competition Agreement.
          ------------------------------------------------------

          (a) The Company and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and that, as a result of the Executive's employment, the Executive will be in a relationship of confidence and trust with the Company and will come into possession of "Confidential Information" (1) owned

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or controlled by the Company, (2) in the possession of the Company and belonging to third parties or (3) conceived, originated, discovered or developed, in whole or in part, by the Executive. As used herein "Confidential Information" includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Executive's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Company advises the Executive otherwise in writing or unless the information has been shared by the Company or its staff with entities not bound by non-disclosure agreements.

          (b) The Executive agrees that he will not, without the prior written consent of the Company, directly or indirectly, use or disclose Confidential Information to any person, during or after the Executive's employment, except as may be necessary in the ordinary course of performing the Executive's duties under this Agreement, or as required by law or the courts. The Executive will keep the Confidential Information in strictest confident and trust. This Subparagraph 8(b) shall apply indefinitely, both during and after the Term of this Agreement.

          (c) The Executive agrees that in the event of the termination of the Executive's employment for any reason, the Executive will deliver to the Company, upon request, all property belonging to the Company, including all documents and materials of any nature pertaining to the Executive's work in the Company, and will not take with the Executive any documents or materials or any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. It is understood that the Executive is free to use information that is in the public domain (not as a result of a breach of this Agreement).

          (d) During the term of this Agreement and for a twelve (12) month period thereafter, the Executive agrees that he shall not (a) engage or be interested in or receive any compensation from any business in which the services to be rendered by the Executive to such business directly relates to services or products that are directly competitive with "Significant" services or products offered by the Company or a Controlled Affiliate (as hereinafter defined) at the Executive's Date of Termination, or (b) induce or attempt to induce any employee, agent or customer of the Company to terminate or reduce the scope of his, her or its relationship with the Company. A product or service shall be deemed "Significant" only if such service or product on the Date of Termination constitutes or is reasonably expected to constitute a material component of the core business of the Company and its controlled affiliates taken as a whole. As used herein, the term "Controlled Affiliate" shall mean any entity which by ownership of voting securities or agreement is, directly or indirectly through one or more intermediaries, controlled by the Company.

          (e) The Executive acknowledges and agrees that the Company may seek to enforce the covenants and restrictions pertaining to his obligations in this Paragraph 8 hereof at law or in equity. If a court determines that the restrictions in this Paragraph 8 are too broad or

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otherwise unreasonable under applicable law, including with respect to time or geographical scope, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowable under the applicable law.

     9.   Assignability; Binding Nature.
          -----------------------------

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. The rights and obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee assumes the liabilities, obligations and duties of the Company under this Agreement. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, or as provided in Paragraph 14 below.

     10.  Entire Agreement.
          ----------------

          This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

     11.  Amendment; Waiver.
          -----------------

          No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     12.  Severability.
          ------------

          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     13.  Survival.
          --------

          The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

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     14.  Beneficiaries/References.
          ------------------------

          The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice therefor. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     15.  Notice.
          ------

          Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission (if electronically confirmed) or prepaid overnight courier service and in each case, addressed as follows:

          If to the Executive:
          -------------------

               Mr. Robert deRose
               Post Office Box 8082
               Rancho Santa Fe, California  92067
               Facsimile No.: (619) 793-1184

          With a Copy to:
          --------------

               Douglas L. Feist, Esquire
               12760 High Bluff Drive, Suite 210
               San Diego, CA  91230-2018
               Facsimile No.: (619) 793-8043

          If to the Company:
          -----------------

               Whirlwind Ventures, Inc.
               12760 High Bluff Drive, Suite 210
               San Diego, California  92130-2018
               Facsimile No.: (619) 793-1184

          With a Copy to:
          --------------

               Klehr, Harrison, Harvey, Branzburg & Ellers LLP
               1401 Walnut Street
               Philadelphia, PA  19102
               Attention: Michael C. Forman, Esquire
               Facsimile No.: (215) 568-6603

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Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

     16.  Prior Agreements.
          ----------------

          The Executive represents and warrants to the Company that there are no restrictions, agreements or understandings of any kind whatsoever to which the Executive is a party or by which he is bound, which would inhibit, prevent or make unlawful his execution or performance of this Agreement, and that his execution and performance of this Agreement shall not constitute a breach of any contract, agreement, or understanding, whether oral or written to which he is a party or by which he is bound.

     17.  Acknowledgment.
          --------------

          The Executive hereby acknowledges and certifies that he has read the terms of this Agreement, that he has been informed by the Company that he should discuss it with an attorney of his choice, and that he understands its terms and effects. The Executive further, acknowledges that based on his training and experience, he has the capacity to earn a livelihood by performing services as an employee or otherwise in a business that does not violate the provisions of Paragraph 9.

     18.  Governing Law.
          -------------

          This Agreement shall be governed by and construe and interpreted in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

     19.  Headings.
          --------

          The headings of the sections contained in this agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     20.  Counterparts.
          ------------

          This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    WHIRLWIND VENTURES, INC.



                                    BY: /s/ Robert deRose
                                       -------------------
                                        Name:  Robert deRose
                                        Title: CEO

                                    /s/ Robert deRose
                                    -----------------
                                    ROBERT DEROSE

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